Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated August 2, 2002 in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of Babson-Stewart Ivory International Fund, Inc. filed with the Securities and Exchange Commission in Post-Effective Amendment No. 22 under the Securities Act of 1933 (Registration No. 33-17762) and Amendment No. 23 under the Investment Company Act of 1940 (Registration No. 811-5386).



                                                          /s/ Ernst & Young LLP
Kansas City, Missouri
April 30, 2003